                                COMPUTRAC, INC.

                              222 Municipal Drive
                             Richardson, TX  75080


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To be Held July 20, 1995


       To the Stockholders of CompuTrac, Inc.:

                 Notice is hereby given that the 1995 Annual Meeting of Stockholders of CompuTrac, Inc., a Texas corporation (the "Company"), will be held on Thursday, July 20, 1995, at the Company's offices, 222 Municipal Drive, Richardson, Texas 75080 beginning at 2:00 p.m. local time for the following purposes:


            1. To elect five (5) persons to the Company's Board of Directors to hold office until their terms shall expire or until their successors are duly elected and qualified.

            2. To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

                 Stockholders of record at the close of business on May 31, 1995, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof.

                 You are cordially invited to attend the meeting. If you do not expect to be present at the meeting, please date and sign the enclosed Proxy and return it promptly in the enclosed envelope.

                                     By Order of the Board of Directors




                                          Dana E. Margolis
                                      Secretary and Treasurer


       Richardson, Texas
       June 6, 1995

                                COMPUTRAC, INC.

                              222 Municipal Drive
                             Richardson, TX  75080



                                PROXY STATEMENT

            This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CompuTrac, Inc., a Texas Corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $.01 per share (the "Common Stock"), for use at the 1995 Annual Meeting of Stockholders to be held on Thursday, July 20, 1995, at the Company's offices, 222 Municipal Drive, Richardson, Texas 75080, beginning at 2:00 p.m. local time.

            The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to stockholders is June 6, 1995. Stockholders should review the information provided herein in conjunction with the Company's Form 10-K Annual Report as filed with the Securities and Exchange Commission (exhibits excluded) for the fiscal year ended January 31, 1995 which accompanies this Proxy Statement. The Form 10-K Annual Report does not form a part of this Proxy Statement and is not intended to serve as soliciting material for the Proxy.

            The Company's Form 10-K Annual Report, as filed with the Securities and Exchange Commission, provides certain additional information about the Company. A copy of this report may be obtained without charge upon written request to: Investor Relations, CompuTrac, Inc., 222 Municipal Drive, Richardson, Texas 75080.

                          INFORMATION CONCERNING PROXY

            The solicitation is made on behalf of the Board of Directors of the Company. By executing and returning the enclosed Proxy card, you authorize the persons named in the Proxy to represent you and vote your shares in connection with the purposes set forth in the Notice of Annual Meeting.

            All shares represented by a valid Proxy received prior to the meeting will be voted in accordance with any specification made on such Proxy. Any stockholder giving a Proxy has the power to revoke it at any time before it is exercised by submitting a notice of revocation to the Company or by attending the meeting and voting in person.

            The cost of preparing, assembling and mailing the enclosed material will be borne by the Company. In addition to solicitation by mail, employees of the Company may, without additional compensation, solicit Proxies on behalf of the Board of Directors by telephone, telegraph or personal interview. The Company may make arrangements with banks, brokerage houses and other custodians, nominees and fiduciaries to send Proxies and Proxy material to their principals and to request authority for the execution of Proxies. The Company may reimburse such persons for their expenses in so doing.

                            PURPOSES OF THE MEETING


            At the Annual Meeting, the Company's stockholders will consider and vote upon the following matters:

            1. The election of five (5) persons to the Company's Board of Directors to hold office until their terms shall expire or until their successors are duly elected and qualified.

            2. Such other business as may properly come before the meeting, including any adjournment or postponements thereof.

            Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted for the election of the five nominees for director named below. In the event a stockholder specifies a different choice by means of the enclosed proxy, those shares will be voted in accordance with the specification so made.


                OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

            The Board of Directors has set the close of business on May 31, 1995 as the record date (the "Record Date") for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 6,098,584 shares of the Company's $.01 par value Common Stock issued and outstanding, all of which are entitled to vote at the Annual Meeting. Only stockholders of record at the close of business on the Record Date are entitled to vote at the meeting or any adjournment thereof, each share being entitled to one (1) vote. All shares of Common Stock will vote as a single class and there are no cumulative voting rights.

            The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

            Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

            The inspector or inspectors of election will treat shares referred to as "broker or nominee non-votes" (shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefore would not be considered by the inspectors when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

                               SECURITY OWNERSHIP

            The following table sets forth, as of May 31, 1995, information with respect to the beneficial ownership of the Common Stock of the Company by (a) the Company's Chief Executive Officer and each of the other "Named Executive Officers" (as defined below in "Executive Compensation - Summary Compensation Table"), (b) each person known by the Company to own beneficially 5% or more of such outstanding Common Stock, (c) each director or nominee who owns any shares, and (d) all current executive officers and directors of the Company as a group.

                                         Amount and
                                          Nature of              Percent
       Name and Address of               Beneficial                 of
       Beneficial Owner (1)            Ownership (2)              Class

       Harry W. Margolis (3)              1,836,373                29.7

       Dana E. Margolis (4)                  28,217                (5)

       George P. McGraw (6)                 26,244                 (5)

       Bruce E. Staffin (7)                657,456                 10.6

       Gerald D. Harris (8)                 12,000                 (5)

       Kenneth R. Nicholas (9)              12,000                 (5)

       William Harris Investors, Inc. (10) 520,100                  8.5
         Two North LaSalle Street
         Suite 505
         Chicago, IL  60602-3703

       All current directors and          1,931,384                31.0
        executive officers as a group
       (8 persons)

       ____________________________

       (1)  Unless otherwise indicated, each person's address  is 222 Municipal
            Drive, Richardson, TX    75080.
       (2) Unless otherwise indicated, each person has sole voting and investment power with respect to such shares.
       (3) Includes 75,000 shares Mr. Margolis has the right to acquire through the exercise of options.
       (4) Dana E. Margolis may be deemed to be the beneficial owner of the shares owned by her husband, Harry W. Margolis.
       (5) Beneficial ownership is less than one percent (1%) of the Company's outstanding shares.
       (6) Includes 16,250 shares Mr. McGraw has the right to acquire through the exercise of options.
       (7) Bruce E. Staffin was an employee of the Company from 1977 until 1991. Includes 100,000 shares Mr. Staffin has the right to acquire through the exercise of an option.
       (8) Represents 12,000 shares Mr. Harris has the right to acquire through the exercise of options.
       (9) Represents 12,000 shares Mr. Nicholas has the right to acquire through the exercise of options.
       (10) Information obtained from a Sc hedule 13G filed with the Company  by
            the beneficial owner  dated December  31, 1994.   The  Schedule 13G
            states that the beneficial holder is an investment advisor that shares with its clients voting power, and has sole dispositive power, with respect to the shares.

       Compliance with Section 16(a) of the Securities Exchange Act of 1934

            Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports they file.

            To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company during the Company's last fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners have been complied with, except that the following reports were filed after the date due; (i) the Form 3 reporting the appointment of Gerald D. Harris to the Board of Directors and (ii) reports of grants of stock options under the Company's Stock Option Plan to each of George P. McGraw and Gerald D. Harris.


                             ELECTION OF DIRECTORS

            Directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified. The Company's Articles of Incorporation provide that the number of directors constituting the Company's Board of Directors shall not be less than two, but will be fixed as determined in the manner provided by the Company's Bylaws. The Company's Bylaws provide that the number of directors shall be fixed from time to time by action of the Company's Board of Directors. The Company's Board of Directors has fixed the number of directors at five for the ensuing year.

            It is intended that the shares represented by the Proxies will be voted for the election of the Company's nominees except where authority to so vote is withheld. Each of the four current members of the Board of Directors has been nominated by the Company to be reelected as a director at the Annual Meeting. In addition, the nominee for director described below has been nominated by the Company for election as a director at the Annual Meeting. All of the nominees for directorship have agreed to serve if elected. Should any of such nominees become unwilling or unable to accept nomination or election, the shares represented by the Proxies solicited hereby will be voted for any substitute nominee or nominees designated by the present Board of Directors or the number of directors will be reduced accordingly.


       Nominee for Director

            Kenneth R. Nicholas, age 53, has been the Managing Director of Nicholas, Flanagan & Bard, P.C., a Certified Public Accounting firm in Dallas, Texas since January, 1987. Prior to that time, Mr. Nicholas spent twenty-two years with Deloitte Haskins & Sells (now Deloitte & Touche), including over ten years as a partner and seven years as partner-in-charge of the Dallas tax practice. Mr. Nicholas graduated from Southern Methodist University in 1964.

            The Board of Directors unanimously recommends that you vote FOR the election of the above nominee to the Board of Directors.

                                      MANAGEMENT


       Executive Officers and Directors

            The executive officers and directors of the Company are as follows:

                                                  Position(s) Held
       Name                          Age          With the Company

       Harry W. Margolis             52        Chairman of the Board &
                                               Chief Executive Officer (1)
       Dana E. Margolis              50        Secretary, Treasurer &
                                               Director  (2)
       George P. McGraw              47        President and General
                                               Manager-Legal Division (3)
       Lynda K. Thomas               48        Vice President-
                                               Administration (4)
       Cheri L. White                41        Vice President-Finance (5)
       Cesar L. Alvarez              47        Director (6)
       Gerald D. Harris              39        Director (7)

       _______________________


       (1) Harry W. Margolis is a co-founder of the Company and has served as Chairman of the Board of the Company since its organization in 1977. After graduating from U.C.L.A. in 1964 with a degree in Political Science, Mr. Margolis attended Southern Methodist University Law School and upon graduation in 1967, placed first in the Bar Examination administered in the State of Texas. Mr. Margolis founded his own law firm in 1967, which increased to eight members through internal growth and by merger with an older firm.

       (2) Dana E. Margolis, a director since 1983, served as office manager of the Company performing its accounting and purchasing functions from 1980 until 1983. In January 1984, Mrs. Margolis assumed the responsibilities of Secretary and Treasurer of the Company. Mrs. Margolis attended San Diego State University and is the wife of Harry W. Margolis.

       (3) George P. McGraw joined the Company as Director of Customer Support in March 1985, was elected Vice President of Customer Support in December 1987, and was elected Executive Vice President in May 1990. Mr. McGraw currently serves as President and General Manager of the
       Company's Legal Division. Mr. McGraw is a 1970 graduate of the electrical engineering department of Rochester Institute of Technology. Prior to joining the Company, Mr. McGraw was self-employed. From 1979 until 1982 he held a number of marketing and financial positions with Phillips Information Systems, Inc. Prior to that time, he held similar positions with the Xerox Corporation.

       (4)  Lynda K. Thomas  was elected  Vice President  of Administration  in
       December 1987.   Ms.  Thomas joined  the Company  in September  1981, as
       executive assistant  to  the  president  and  served  as  the  Company's business manager from August 1983, until her election to Vice President.
       Previously, she was a corporate officer and director of public relations for Republic Gypsum Company, a Dallas based manufacturer and supplier of
       building  materials.    She  attended  the  University  of  North  Texas
       (formerly  North  Texas   State  University),  majoring   in  elementary
       education.

       (5) Cheri L. White was elected Vice President of Finance in October 1993. Ms. White joined the Company in February 1984, and recently served as the Company's Director of Finance and Controller. Prior to joining the company, Ms. White was employed as an internal auditor with Lone Star Life Insurance Company. Ms. White is a graduate of Christopher Newport University and is a Certified Public Accountant in the State of Texas.

       (6) Cesar L. Alvarez, a direc tor of the Company since 1986, has been a director of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A.,
       a law  firm in  Miami, Florida  since January  1983.   Mr. Alvarez  also
       serves  on  the  Board  of  Directors  of   FDP  Corporation  and  Cosmo
       Communications Corporation.

       (7) Gerald D. Harris, a director of the Company since 1994, is the owner and operator of Harris Typesetting Services, a graphics design and printing business located in Plano, Texas. Prior to beginning his business in 1990, Mr. Harris was the head golf professional at the prestigious Stonebriar Country Club in Frisco, Texas. Mr. Harris attended the University of Oklahoma majoring in finance.

       Meetings of the Board of Directors

            During the fiscal year ended January 31, 1995, the Board of Directors held two meetings. No director attended less than 75% of the aggregate of (a) the number of Board meetings held during the fiscal year, and (b) the number of meetings of committees of the Board held during the period he served on such committees.


       Committees of the Board of Directors

            The Company's Board of Directors has Compensation and Audit Committees. In fiscal 1995 the Compensation Committee consisted of Messrs. Harris and Alvarez. For fiscal 1996, the Compensation Committee will consist of Messrs. Alvarez and Nicholas, following the election of such directors at the annual meeting. The Compensation Committee administers the Company's Incentive Stock Option and Stock Purchase Plans, and makes recommendations to the Board with respect to changes in officers' compensation and other similar matters. The Compensation Committee met once during fiscal year 1995.

            The Company's  Audit  Committee  consisted of  Messrs.  Harris  and
       Alvarez during fiscal 1995.   For fiscal 1996, the  Audit Committee will
       consist of Messrs. Harris  and Nicholas, following the  election of such
       directors at  the  annual  meeting.   The  Audit  Committee reviews  the
       Company's  significant  accounting  policies   and  operating  controls,
       recommends independent  external  auditors,  and reviews  audit  reports prepared by the external auditors.  The Audit  Committee met once during fiscal year 1995.


       Director Compensation

            The Company pays directors who are not executive officers of the Company $750.00 for attendance at each meeting of the Board of Directors and $300.00 for each committee meeting attended. Directors who are also executive officers of the Company do not receive any remuneration for their services as directors.

                             EXECUTIVE COMPENSATION

       Summary Compensation Table

            The following table sets forth the aggregate compensation paid to the Company's Chief Executive Officer and each of the Company's other executive officers whose total annual salary and bonus for the 1995 fiscal year was $100,000 or more (the Chief Executive Officer and such other executive officers are sometimes referred to herein as the "Named Executive Officers") with respect to each of the three fiscal years ended January 31, 1995.

[CAPTION]
                                    Annual             Long-Term
                                Compensation (1)     Compensation

       Name                                            Number of  All Other
       and Principal        Fiscal                     Options    Compen-
       Position             Year    Salary($)Bonus($)  Granted(2) sation($)
       [S]                  [C]     [C]      [C]       [C]        [C]

       Harry W. Margolis      1995   490,000                      6,413 (3)

        Chairman of the Board 1994   550,000                      6,413 (3)
        and Chief Executive   1993   529,000                     39,694 (5)
        Officer

       George P. McGraw      1995    106,964  5,000    55,000
         President and       1994    109,172            5,000
         General Manager-    1993    103,750  5,500    16,000     2,666 (4)
         Legal Division
[FN]
       ________________________


       (1) The column for "Other Annual Compensation" has been omitted because there is no compensation required to be reported in such column. The aggregate amount of perquisites and other personal benefits provided to each Named Executive Officer is less than the lessor of $50,000 or 10% of the total of annual salary and bonus of such officer.
       (2) See "Option Grants Table" below for additional information about these options.
       (3) The approximate economic value of split-dollar life insurance policies paid for by the Company naming Mr. Margolis' estate as the beneficiary.
       (4) Amount represents the Company's contribution for the Named Executive Officer for Company Common Stock purchases during the
            indicated fiscal year pursuant to the Company's Employee    Stock
            Purchase Plan.
       (5) Includes $34,430 contributed by the Company on behalf of Mr. Margolis for Company Common Stock purchases during the fiscal year pursuant to the Company's Employee Stock Purchase Plan and $5,264 attributable to the economic value of split-dollar life insurance policies paid for by the Company naming Mr. Margolis' estate as the beneficiary.

[/TABLE]

       Option Grants Table

            The following table sets forth certain information concerning grants of stock options made during the 1995 fiscal year to the Named Executive Officers. All stock options were granted pursuant to the Company's 1990 Stock Option Plan. Such grants are reflected in the Summary Compensation Table.

[CAPTION]
                         Individual Option Grants During Fiscal Year 1995



                                                                 Potential
                                                                 Realizable
                                                                  Value at
                                                                  Assumed
                               Percent of                        Annual Rates
                             Total Options                     of Stock Price
                    Number    Granted to                       Appreciation for
                       of     Employees in  Exercise             Option Term($)
                    Options   Fiscal Year     Price     Exp.
       Name         Granted     1995        Per Share  Date      5%       10%

      [S]           [C]       [C]           [C]        [C]      [C]     [C]
       George P.
           McGraw  5,000(3)      7.0 %      $1.19  12-02-01   2,400(2) 5,600(2)
                  50,000(1)     69.6 %      $ .88  05-10-01  17,900(4)41,700(4)
[FN]
       _____________

       (1) Options were granted on May 10, 1994, are exercisable with respect to an incremental 33.3 percent per year over a three year period, and have a term of seven years.
       (2) The stock appreciation is computed based on the exercise price of $1.19 per share, which is equal to the closing sales price of the Company's Common Stock on the date of grant.
       (3) Options were granted on December 2, 1994, are exercisable with respect to an incremental 20 percent per year over a five year period, and have a term of seven years.
       (4) The stock appreciation is computed based on the exercise price of $.88 per share which is equal to the closing sales price of the Company's Common Stock on the date of grant.
[/TABLE]

       Aggregated Fiscal Year-End Option Value Table

       The following table sets forth certain information concerning unexercised stock options held by the Named Executive Officers as of the end of the 1995 fiscal year. No stock options were exercised by any of the Named Executive Officers during the 1995 fiscal year.

[CAPTION]

                          Number of Unexercised      Value of Unexercised
                                Options at           In the Money Options
                          1995 Fiscal Year-End    at 1995 Fiscal Year-End
                             Exercisable (E)           Exercisable (E)
                Name        Unexercisable (U)        Unexercisable  (U)($)
       [S]                  [C]                      [C]

       Harry W. Margolis     75,000 (E)                         0(E)
                                  0 (U)                         0(U)


       George P. McGraw      16,250 (E)                         0(E)
                             64,750 (U)                    22,350(U)

[/TABLE]

       Long-term Incentive and Pension Plans

            The Company does not have any long-term incentive or pension plans.


       Employment Agreements

            On  December  1,  1992,  the  Compan y  entered  into  a  five-year
       Employment Agreement with Harry  W. Margolis, its Chairman  of the Board and  Chief  Executive  Officer,  which  expires  on  January  31,  1998.
       Pursuant to the  Employment Agreement, Mr.  Margolis was paid  an annual base salary of $529,000 during  the fiscal year ended  January 31, 1993, which was increased to a base salary of $550,000  during the fiscal year
       ended January  31,  1994.   In  conjunction  with  the Company's  fourth
       quarter fiscal 1994  reorganization, Mr. Margolis  elected to  receive a voluntary  pay  adjustment,  decreasing  his  salary  from  $550,000  to
       $490,000 in fiscal 1995.   Mr. Margolis  is entitled to  receive minimum
       annual raises equivalent  to any annual  increase in the  Consumer Price
       Index for Dallas, Texas during the  previous year.  In  addition, at the discretion of the  Compensation Committee of  the Board of  Directors of
       the Company, Mr. Margolis may receive an annual bonus  in an amount that
       does not exceed  his salary.   No bonuses were  granted to  Mr. Margolis
       during fiscal 1995.   Additionally, the  Company furnishes  Mr. Margolis
       with an automobile and a membership  in a country club.   The Company is
       obligated to provide Mr. Margolis and his family  with health and dental benefits and has purchased split-dollar life insurance policies insuring
       Mr. Margolis' life  and naming his  estate as the  beneficiary.   In the
       event that Mr. Margolis becomes disabled  or is otherwise incapacitated, he will be entitled to receive an amount each year that  is equal to 50%
       of his annual salary (less certain insurance proceeds) for the remainder of the term of the Employment Agreement or until  such earlier time that
       he is able to resume his full duties under the agreement.   In the event
       of Mr. Margolis' death, his estate or designated beneficiary is entitled to receive 50% of his annual salary, less any insurance payments made to the estate  or  designated beneficiary  from  the above-referenced  life
       insurance policies,  for  the  remaining term  of  the  agreement.   Mr.
       Margolis is subject to certain restrictive covenants  during the term of the agreement, including a noncompetition clause  which extends eighteen months beyond any termination  of his employment other  than termination by Mr.  Margolis for  "Good Reason"  (as  defined in  the agreement)  or
       termination due to the expiration of the agreement.   The Company may at
       any time terminate the  Employment Agreement for "Cause"  (as defined in
       the agreement) with thirty days  written notice, and, in  the event that the Company fails to earn a certain specified minimum  rate of return on equity for any  fiscal years ending  on or after  January 31,  1995, the
       Company's Board of Directors may reduce  the term of the  agreement to a date which  is no  earlier than  one  year from  the  date Mr.  Margolis
       receives written  notice  of  such term  reduction.    If Mr.  Margolis'
       employment is terminated (a) other than for  Cause, disability, death or the expiration of the agreement, including a termination attributable to a "Change  in Control"  (as defined  in the  agreement), or  (b) by  Mr.
       Margolis for  Good Reason,  including any  intentional and  non-remedial failure by the Company to  comply with the agreement,  Mr. Margolis will be entitled to (i) a payment of three times (or two times if termination occurs during the last year of the agreement) the sum of his base salary and highest bonus paid during the prior two years, (ii) all compensation earned or deferred through the date of termination and (iii) continue to participate in the Company's benefit plans for the remainder of the term of the agreement, as if the agreement had not terminated.
            On February 1, 1992, the Company entered into a one year employment agreement with George  P. McGraw, it's  Legal Division  President, which renews automatically  and extends  for successive  one year  terms, each
       February 1.  This  agreement  provided for  an  initial  base salary  of
       $102,500 and  includes  provisions  for  annual  base  compensation  and eligibility requirements  for  any  bonus  programs,  all of  which  are
       directly  tied  to  the   financial  performance  of  the   Company.  In
       conjunction   with   the   Company's   fourth    quarter   fiscal   1994
       reorganization,  Mr.  McGraw  accepted  a  base  salary  reduction  from
       $109,172 in fiscal 1994 to  $106,964 in fiscal 1995.   Additionally, the
       agreement contains certain  restrictive covenants governing  events upon the executive's  termination from  the  Company, including  non-compete,
       non-disclosure, and  non-solicitation  clauses.   The  agreement may  be
       terminated by the Company for "Cause" (as defined  in the agreement), as a result of  the executive's  inability to perform  all or  any material portion of  his  responsibilities  as a  result  of  mental or  physical incapacity, illness or disability,  or otherwise with written  notice to the executive.

                                 OTHER MATTERS



       Stockholder Proposals

            Any stockholder intending to present any proposal to the 1996 Annual Meeting of Stockholders must submit such proposal in writing to the Company at its principal executive offices on or before February 6, 1996.

       Independent Public Accountants

            The  firm  of  Price   Waterhouse  served  as   independent  publi c
       accountants for the Company for the fiscal year  ended January 31, 1995.
       A representative of the firm is expected to be present during the annual meeting.  Such representative will be afforded an  opportunity to make a
       statement at  the meeting  if he  so desires  and will  be available  to answer appropriate questions.

       Other Business

            The Board of Directors does not intend to present and does not have any reason to believe that others in attendance will present at the Annual Meeting any item of business other than those mentioned in the Notice of Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying Proxy will vote the Proxy as in their discretion they may deem appropriate, unless they are directed by the Proxy to do otherwise.

                                       By Order of the Board of Directors




                                          Dana E. Margolis
                                       Secretary and Treasurer



       Richardson, Texas
       June 6, 1995